Exhibit 2.1

Execution Version

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of June 11, 2026, is entered into by and among Titan Acquisition Corp, a Cayman Islands exempted company with registered number 406165 and whose registered office is at c/o Appleby Global Services (Cayman) Limited, PO Box 500, Suite 210, 2nd Floor, Winward III, Regatta Office Park, Grand Cayman, KY1-1106, Cayman Islands (“Purchaser”), Titan Acquisition Sponsor Holdco LLC, a Delaware limited liability company (“Sponsor”), solely in its capacity as the Purchaser Representative, OpenPayd Global Holdings Limited, a Cayman Islands exempted company with registered number 431347 and whose registered office is at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1101, Cayman Islands (“Pubco”), OpenPayd Holdings Limited, a company limited by shares incorporated in England and Wales with company registration number 11565881 and whose registered office is at The Bower, 207-211 Old Street, London, England, EC1V 9NR (the “Company”), and Ozan Özerk, solely in his capacity as the Company Shareholder Representative. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on June 1, 2026, the parties hereto and certain other parties identified therein entered into that certain Business Combination Agreement (the “Business Combination Agreement”);

WHEREAS, the parties hereto desire to correct a scrivener’s error in the Business Combination Agreement related to the Transferred Warrants; and

WHEREAS, in accordance with Section 13.8 of the Business Combination Agreement, the parties hereto desire to amend the terms of the Business Combination Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment to Business Combination Agreement. The first sentence of Section 8.26 of the Business Combination Agreement is hereby amended to delete the following parenthetical in its entirety: “(other than any Purchaser Private Warrants representing the Transferred Warrants)”.

Section 2. References to and Effect on the Business Combination Agreement. This Amendment shall be effective as of the date hereof. Except as expressly amended by this Amendment, all of the terms, conditions and other provisions of the Business Combination Agreement shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Business Combination Agreement, and any reference to the Business Combination Agreement in any such instrument or document shall be deemed to refer to the Business Combination Agreement as amended by this Amendment.

Section 3. Entire Agreement. This Amendment, the Business Combination Agreement (including Schedules 1, 2 and 3 and Exhibits A, B, C, D, E, F and G thereto) and the Ancillary Documents together set out the entire agreement among the parties hereto in respect of the subject matter contained herein and therein and supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating to the subject matter hereof and thereof.

Section 4. Miscellaneous. All relevant provisions of Article XIII (Miscellaneous) of the Business Combination Agreement shall, to the extent not already set forth in this Agreement, apply mutatis mutandis to this Amendment and to the Business Combination Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TITAN ACQUISITION CORP

By:	/s/ Frank Mastrangelo
Name:	Frank Mastrangelo
Title:	Chief Executive Officer

TITAN ACQUISITION SPONSOR

HOLDCO LLC

By:	/s/ Frank Mastrangelo
Name:	Frank Mastrangelo
Title:	Managing Member

Signature Page to First Amendment to Business Combination Agreement

OPENPAYD GLOBAL HOLDINGS LIMITED

By:	/s/ Ozan Özerk
Name:	Ozan Özerk
Title:	Director

By:	/s/ Ozan Özerk
Name:	Ozan Özerk

Signature Page to First Amendment to Business Combination Agreement

OPENPAYD HOLDINGS LIMITED

By:	/s/ Iana Dimitrova
Name:	Iana Dimitrova
Title:	Director

By:	/s/ David Bull
Name:	David Bull
Title:	Director

Signature Page to First Amendment to Business Combination Agreement

5